EXHIBIT B
                                 EnerShop, Inc.
                        Intercompany Service Transactions
                       For the Quarter Ended June 30, 1997



                   Name                  Type of Service                Amount
------------------------------------- -----------------------         ---------
Central and South West Services, Inc. Salaries, and overheads        $   54,247
(Wholly owned subsidiary of           (direct and indirect)
Central and South West Corporation)   in support of EnerShop